                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): November 13, 2000
                                                         -----------------


                              CSS INDUSTRIES, INC.
                              --------------------
                 (Exact Name of Registrant Specified in Charter)


          Delaware                     1-2661                   13-1920657
          --------                     ------                   ----------
      (State or Other         (Commission File Number)       (I.R.S. Employer
      Jurisdiction of                                       Identification No.)
       Incorporation)


                        1845 Walnut Street
                         Philadelphia, PA                         19103
              ----------------------------------------          ----------
              (Address of Principal Executive Offices)          (Zip Code)

       Registrant's telephone number, including area code: (215) 569-9900
                                                           --------------



          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5. Other Events.


         CSS Industries, Inc. ("CSS") has entered into a license agreement with Warner Bros. Consumer Products, a Division of Time Warner Entertainment Company, L.P. ("Warner Bros."), pursuant to which CSS has obtained non-exclusive rights in the United States to develop and sell a variety of seasonal products based upon two planned "Harry Potter" motion pictures. The license agreement covers the forthcoming Harry Potter movies that will be based on J.K. Rowling's books Harry Potter and the Sorcerer's Stone and Harry Potter and the Chamber of Secrets.

         Under the agreement with Warner Bros., CSS has the right to manufacture, distribute and sell children's exchange valentines, seasonal gift wrap, gift bags, gift tags, tissue, ribbons, bows and boxed Christmas cards, all based upon the Harry Potter movies. The rights granted to CSS run from October 1, 2000 to February 29, 2004, and CSS's distribution rights for seasonal Harry Potter products include a variety of retail channels, including national and regional mass market retailers, as well as drug stores and supermarkets. The rights granted to CSS also extend to its consumer products subsidiaries, which include The Paper Magic Group, Inc., Cleo Inc and Berwick Industries LLC.

         As part of the agreement with Warner Bros., CSS also has non-exclusive rights in the United States to develop various Harry Potter educational products for distribution into the teacher store market. The rights granted to CSS extend to such products as bulletin board sets, nameplates, award certificates, cling posters, success stickers, deco trim and classroom banners, all based upon the books Harry Potter and the Sorcerer's Stone and Harry Potter and the Chamber of Secrets.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   CSS INDUSTRIES, INC.
                                                      (Registrant)


                                            By \s\ Clifford E. Pietrafitta
                                               ---------------------------------
                                               Clifford E. Pietrafitta
                                               Vice President - Finance and
                                               Chief Financial Officer


Date:  November 14, 2000